Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Denny’s Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-5301, 333-58169, 333-58167, 333-95981 (such registration statement also constitutes a post effective amendment to registration statement No. 333-53031), 333-103220, 333-120093, 333-151850 and 333-168434) on Form S-8, and the registration statement (No. 333-117902) on Form S-3 of Denny’s Corporation of our reports dated March 11, 2011 with respect to the consolidated balance sheets of Denny’s Corporation as of December 29, 2010 and December 30, 2009, and the related consolidated statements of operations, shareholders’ deficit and comprehensive loss, and cash flows for each of the fiscal years in the three-year period ended December 29, 2010, and the effectiveness of internal control over financial reporting as of December 29, 2010, which reports appear in the December 29, 2010 annual report on Form 10-K of Denny’s Corporation.

Greenville, South Carolina
March 11, 2011